Exhibit 99.1

FOR IMMEDIATE RELEASE

ABERDENE SHARE DIVIDEND

Las Vegas, Nevada, June 10, 2004 - Aberdene Mines Limited (OTCBB: ABRM) announces that on June 4, 2004, the Company declared a stock dividend of one additional share of common stock for each one share outstanding.  The stock dividend will be paid to shareholders of record on June 14, 2004.  The share certificates will be mailed to shareholders on June 16, 2004 and the shares will begin trading at their post-dividend price on June 17, 2004.

On behalf of the Board of Directors

ABERDENE MINES LTD.

Brent Jardine, President

For more information contact:	Aberdene Mines Ltd.
Investor Relations:	101 Convention Centre Drive - Suite 700
Kirin Capital Corp.	Las Vegas, Nevada 89109
1-866-843-8911	T: (702) 939-5389
info@kirincapital.com	F: (702 221-0904

Disclaimer: This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to close the acquisition of mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.